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Exhibit 4.48

[CONFORMED COPY]

Term Sheet dated the 16th of October 2002

Shareholders maintenance clause

1.
SBS Broadcasting S.A.
the shareholder, having its registered office at Luxembourg

2.
SBS Broadcasting B.V.
Hereafter, both collectively and individually, referred to as, "Borrower" having its registered office at Amsterdam;

3.
ING Bank N.V., having its registered office at Amsterdam, Amstelplein 1,
Hereafter referred to as
"Bank",

SBS Broadcasting S.A. hereby represents and warrants that at the 16th October:

  (i)
  it is the legal and beneficial owner of 100% of the shares, (the "Shares") in Scandinavian Broadcasting System (SBS) Nederland B.V., free of any encumbrances and no agreement to dispose of the Shares exists;
  (ii)
  no rights have been granted to have new shares in the Borrower issued nor any resolution to that extent has been taken:
  (iii)
  the shares are fully paid;
  (iv)
  it has the unrestricted right to vote on the Shares and has not given any power of attorney nor has it entered into any agreement or arrangement in which it has underaken to vote on the Shares in a specific way or in which any third party is granted the right to vote on the Shares;
  (v)
  it is fully entitled to receive dividends on the Shares and has not entered into any agreement or arrangement with any third party to sell, assign, transfer, dispose or share the right on such dividends; and

hereby undertakes vis-à-vis the Bank that during the credit arrangement dated the 16th of October 2002, between the Borrower and the Bank, will not, without the prior written consent of the Bank:

  (i)
  sell or otherwise dispose of any of the shares;
  (ii)
  enter into any agreement or arrangement with any third party
  a.
  to vote on the Shares in a specific way;
  b.
  to grant such party any voting rights;
  c.
  to sell, assign, transfer, dispose or share the right on dividends with any party:
  (iii)
  consent to, vote in favour of or take any action to:
  a.
  issue new shares of any class in the Borrower:
  b.
  grant rights to have new shares of any class in the Borrower issued;
  c.
  withdraw or write down the Shares.

Place	Date October 31, 2002

Signature	Signature

ING Bank N.V.	SBS Broadcasting S.A.
Amsterdam Branch:
/s/ W.G. van Wijgerden	/s/ Erik T. Moe
Attorney-in-Fact

5

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  Exhibit 4.48
  [CONFORMED COPY]